UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2026

COURSERA, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40275	45-3560292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2440 West El Camino Real, Suite 500 Mountain View, California	94040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 963-9884
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	COUR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below under Item 3.03 is hereby incorporated by reference into this Item 1.01.

Item 3.03.	Material Modification to Rights of Security Holders.

On November 7, 2026, the board of directors (the “Board of Directors”) of Coursera, Inc., a Delaware public benefit corporation (the “Company”), declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock of the Company, par value $0.00001 per share (“Company Common Stock”), and adopted a stockholder rights plan, as set forth in the Rights Agreement dated as of November 8, 2026, by and between the Company and Equiniti Trust Company, LLC, as rights agent (the “Rights Agreement”).  The dividend is payable on November 19, 2026 to Company stockholders of record as of the close of business on November 19, 2026.  The rights will expire on November 7, 2027.

The Board of Directors has adopted the rights plan in response to the accumulation of Company Common Stock in recent days by a stockholder that, according to its most recent public filings, currently owns approximately 14.7% of the outstanding Company Common Stock.  In general terms, the Rights Agreement works by imposing a significant penalty upon any person or group which acquires 15% or more of the outstanding Company Common Stock without the approval of the Board of Directors.

A summary of the terms of the Rights Agreement follows.  Capitalized terms used but not defined below have the meaning ascribed to them in the Rights Agreement.  This description is only a summary, and is not complete, and should be read together with the entire Rights Agreement.

General.

The Rights.  The Rights will initially trade with, and will be inseparable from, shares of the Company Common Stock.  The Rights are evidenced only by certificates (or, in the case of uncertificated shares, by notations in the book-entry account system) that represent shares of the Company Common Stock.  New Rights will accompany any new shares of Company Common Stock issued after November 19, 2026 until the Distribution Date (as defined below) or the earlier expiration, exchange or redemption of the Rights.

Exercise Price.  Each Right will allow its holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock (a “Preferred Share”) for $19.50 (the “Exercise Price”), once the Rights become exercisable.  This portion of a Preferred Share will give the stockholder approximately the same dividend, voting and liquidation rights as would one share of Company Common Stock.

Exercisability.  Following issuance, the Rights will not be exercisable until 10 days after the date of the public announcement that a person or group has become an “Acquiring Person” (as defined in the Rights Agreement) by obtaining beneficial ownership of 15% or more of the outstanding Company Common Stock.  Prior to exercise, the Right does not give its holder any dividend, voting or liquidation rights.

The date when the Rights become exercisable is the “Distribution Date.”  Until that date, the Company Common Stock certificates (or, in the case of uncertificated shares, notations in the book-entry account system) will also evidence the Rights, and any transfer of shares of Company Common Stock will constitute a transfer of Rights.  After that date, the Rights will separate from the Company Common Stock and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of Company Common Stock.  Any Rights held by an Acquiring Person are null and void and may not be exercised.

Beneficial Ownership.  Certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of the underlying Company Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934 — are treated as beneficial ownership of the number of shares of Company Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the Company Common Stock are directly or indirectly held by counterparties to the derivatives contracts.  Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership.  Shares held by Affiliates and Associates of an Acquiring Person, and Notional Common Shares held by counterparties to a Derivatives Contract with an “Acquiring Person,” will be deemed to be beneficially owned by the Acquiring Person.

“Grandfathering” of Existing Holders.  If a stockholder’s beneficial ownership of Company Common Stock as of the time of the public announcement of the rights plan and associated dividend declaration is at or above the applicable threshold (including through entry into certain derivative positions), that stockholder’s then-existing ownership percentage would be grandfathered, but the rights would become exercisable if at any time after such announcement, the stockholder increases its ownership percentage by 0.001% or more.

Expiration.  The Rights will expire on November 7, 2027, though the Board of Directors may consider whether to terminate the rights plan earlier if circumstances warrant.

Redemption.  The Board of Directors may, at its option, redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person.  If the Board of Directors redeems any Rights, it must redeem all of the Rights.  Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right.  The redemption price will be adjusted if there is a stock split or stock dividend of Company Common Stock or similar transaction.

Anti-Dilution Provisions.  The Board of Directors may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Shares or Company Common Stock.  No adjustments to the Exercise Price of less than 1% will be made.

Amendments.  The terms of the Rights Agreement may be amended by the Board of Directors without the consent of the holders of the Rights.  After a person or group becomes an Acquiring Person, the Board of Directors may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

Consequences of a Person or Group Becoming an Acquiring Person.

Flip In.  If a person or group becomes an Acquiring Person, all holders of Rights, except the Acquiring Person, may, for $19.50, purchase shares of Company Common Stock with a market value of $39.00, based on the market price of Company Common Stock prior to such acquisition.

Exchange.  After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding shares of Company Common Stock, the Board of Directors may extinguish the Rights by exchanging one share of Company Common Stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Flip Over.  If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights, except the Acquiring Person, may, for the Exercise Price, purchase shares of the acquiring corporation with a market value of $39.00, based on the market price of the acquiring corporation’s stock prior to such transaction.

Preferred Share Provisions.

Each one one-thousandth of a Preferred Share, if issued:

•	will not be redeemable;

•	will entitle its holder to quarterly dividend payments of $0.001 per share, or an amount equal to the dividend paid on one share of Company Common Stock, whichever is greater;

•	will entitle its holder upon liquidation either to receive $0.10 per share, or an amount equal to the payment made on one share of Company Common Stock, whichever is greater;

•	will have the same voting power as one share of Company Common Stock; and

•
if shares of Company Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of Company Common Stock.

The value of one one-thousandth interest in a Preferred Share should approximate the value of one share of Company Common Stock.

The summary of the Rights Agreement set forth under this Item 3.03 is qualified in its entirety by reference to the complete terms and conditions of the Rights Agreement and the Certificate of Designations for the Preferred Shares, which are filed as Exhibit 4.1 and Exhibit 3.1, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 3.03.  A copy of each of the Rights Agreement and the Certificate of Designations is available free of charge from the Company upon request.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement referenced in Item 3.03 above, the Board of Directors approved the Certificate of Designations establishing the Preferred Shares and the rights, preferences and privileges thereof.  The Certificate of Designations was filed with the Secretary of State of the State of Delaware on November 9, 2026.  The Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

The information set forth above under Item 3.03 is hereby incorporated by reference into this Item 5.03.

Item 7.01.	Regulation FD Disclosure.

On November 9, 2026, the Company announced the declaration of the dividend of Rights and issued a press release relating to such events.  A copy of the press release is attached hereto as Exhibit 99.1.

Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the U.S. Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations of Coursera, Inc.
4.1
Rights Agreement, dated as of November 8, 2026, between Coursera, Inc. and Equiniti Trust Company, LLC, which includes the form of Certificate of Designations as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1	Press Release of Coursera, Inc., dated November 9, 2026.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2026	COURSERA, INC.

	By:	/s/ Tom Savage
Name: Tom Savage
Title: Senior Vice President, Chief Legal Officer and Corporate Secretary